Exhibit 99.1

EDITORIAL CONTACTS:

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

Jorgen Tesselaar (Europe and Asia)

+31 20 547 2825

jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Rodney Gonsalves

+1 408 345 8948

rodney_gonsalves@agilent.com

Agilent Technologies Reports Fourth Quarter 2008 Results

Fourth Quarter 2008 Highlights:

•                  GAAP net income of $231 million, up 28 percent from one year ago

•                  Non-GAAP earnings of $0.62 per share, up 34 percent and $0.03 above Street consensus(1)

•                  Return on Invested Capital (ROIC)(2) at company record 31 percent; generated $258 million in operating cash flow

•                  Revenue of $1.48 billion 2 percent above last year, orders down 3 percent from last year

•                  First quarter non-GAAP earnings guidance of $0.34 - $0.38 per share, down 6 percent to up 6 percent from one year ago(3)

SANTA CLARA, Calif., Nov. 14, 2008 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.48 billion for the fourth fiscal quarter ended Oct. 31, 2008, 2 percent above one year ago. Fourth quarter GAAP net income was $231 million, or $0.64 per diluted share. Last year’s fourth quarter GAAP net income was $180 million, or $0.46 per share.

Excluding non-cash amortization and impairment charges, and certain tax benefits, Agilent reported fourth quarter adjusted net income(1) of $223 million, or $0.62 per share. On a comparable basis, the company earned $178 million, or $0.46 per share, one year ago.

“The world has clearly changed in the past three months,” said Bill Sullivan, Agilent president and chief executive officer. “We are pleased to have performed well in a very dynamic and difficult economic environment.  Fourth quarter revenues came in below the low end of our expectations because of weaker than expected Electronic Measurement markets. But, we were able to adjust to rapidly changing conditions, and our adjusted net income(1) came in at the high end of our guidance.”

Fourth quarter adjusted net income(1) of $0.62 per share was 34 percent above one year ago compared with a 2 percent increase in revenues.

Organic revenue growth in the Americas was about 4 percent, and local currency revenues were about flat in Asia due to continued weakness in Japan. In Europe, organic revenues were down about 5 percent from one year ago.

Electronic Measurement markets weakened throughout the quarter, with orders down 10 percent from one year ago and revenues off 3 percent. Semiconductor-related markets remained particularly weak. Bio-Analytical markets were more robust, with orders up 8 percent and revenues up 10 percent, and were particularly strong in Asia.

Fourth quarter Return on Invested Capital(2) was 31 percent, a new high and six points above last year. Despite the weakening environment, working capital ratios were stable compared with last year’s record performance. Cash generated from operations during the quarter was $258 million. During the period, the company repurchased $251 million of its common stock and ended the fiscal year with net cash of $969 million.

Looking to the first quarter of fiscal 2009, Sullivan noted that the full impact of the global financial meltdown on the world economy was far from clear. “Our planning is based on the assumption that an economic downturn in much of the world will continue through mid-2009, and that no geographies or markets will be entirely immune from its impact.”

Given these trends, Sullivan said the company expected fiscal first quarter revenues in the range of $1.34 billion to $1.39 billion, down 4 percent to flat compared with last year. First quarter adjusted net income(3) is expected to be in the range of $0.34 to $0.38 per share, down 6 percent to up 6 percent from one year ago.

Looking further ahead, Sullivan emphasized the uncertainty in the outlook, but said the company expected 2009 adjusted earnings per share(3) to be roughly flat with 2008 results on revenues that are flat to down 5 percent from this year.

“Regardless of the economic environment, we remain committed to creating value for our customers as the world’s premier measurement company, and to demonstrating the flexibility and strength of Agilent’s operating model throughout the economic cycle,” he said. Sullivan noted that the company would provide more details about 2009 expectations at Agilent’s annual analyst meeting scheduled for Dec. 9, 2008, in New York City.

Segment Results

Bio-Analytical Measurement
($ millions except where noted)	Q4:F08	Q3:F08	Q4:F07
Orders	617	594	571
Revenues	616	566	558
Gross Margin,%	56%	55%	55%
Income from Operations	130	101	106
Segment Assets	1,577	1,549	1,307
Return On Invested Capital(2),%	31%	25%	29%

Bio-Analytical Measurement orders of $617 million were up 8 percent during the fourth quarter from one year ago, with severe weakness in semiconductor-related materials science markets tempering what otherwise would have been 12 percent orders growth from one year ago. Revenues of $616 million were up 10 percent from last year, and up 13 percent excluding the semiconductor-related business, with organic growth of 5 percent.

Revenues were up double-digit percentages in both Life Sciences and traditional Chemical Analysis. Geographically, revenues were up 12 percent in the Americas, 2 percent in Europe, and 20 percent in Asia, with China particularly strong. There was strength across the major platforms – Gas Chromatography (GCs), Liquid Chromatography (LCs), and Liquid Chromatography / Mass Spectroscopy (LC/MS) – and consumables were up more than 10 percent from one year ago.

Life Sciences revenues of $276 million were up 17 percent from one year ago, and up 10 percent excluding acquisitions. Spending by Pharma and Biotech customers was up 15 percent despite continued weakness in the Americas and parts of Europe. Sales to the academic and government markets were 22 percent above one year ago, with particular strength in microarrays, which were up over 40 percent.

Chemical Analysis revenues of $340 million were up 5 percent from last year, with weakness in semiconductor-related materials science markets tempering what otherwise would have been 10 percent growth in Chemical Analysis revenues. Demand from petrochemicals remained quite robust, up 15 percent, and food safety was 14 percent ahead of one year ago. From a platform perspective, demand was particularly strong for the new 6460 Triple Quad LC/MS.

Fourth quarter segment income from operations of $130 million was $24 million above last year on a $58 million increase in revenues, an attractive 41 percent incremental. Gross margins were up about 1 point from last year, while operating margins, at 21 percent, were 2 points higher than one year ago. Segment Return On Invested Capital(2) also improved 2 points to 31 percent.

Electronic Measurement
($ millions except where noted)	Q4:F08	Q3:F08	Q4:F07
Orders	821	793	912
Revenues	865	878	888
Gross Margin,%	58%	57%	56%
Income from Operations	142	135	111
Segment Assets	2,049	2,090	2,025
Return On Invested Capital(2),%	32%	27%	22%

Fourth quarter Electronic Measurement orders of $821 million were 10 percent below last year, with particular weakness in semiconductor, electronic manufacturing, and network monitoring. Revenues of $865 million were down 3 percent, with the Americas up 2 percent, Europe down 2 percent, Japan off 15 percent and other Asia down 3 percent.

General Purpose Test revenues of $499 million were down 6 percent from last year because of a nearly 50 percent decline in the semiconductor-related parametric test business. Aerospace / defense and other general purpose markets were about flat with last year. Communications Test revenues of $366 million were up 3 percent, with network monitoring down 6 percent, wireless manufacturing down 2 percent, and other communications markets up 8 percent from one year ago.

Fourth quarter segment income from operations of $142 million was up $31 million from last year despite a $23 million drop in revenues. Gross margins were improved about 1 point from last year, while operating expenses dropped the equivalent of three points, resulting in an operating margin on 16 percent, 4 points above one year ago. Higher profitability and aggressive asset management enabled segment ROIC(2) to improve 10 points to 32 percent.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 20,000 employees serve customers in more than

110 countries. Agilent had net revenues of $5.8 billion in fiscal 2008. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its fourth quarter FY2008 financial results on a conference call with investors beginning today at 5:30 a.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2008 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 7:30 a.m. (Pacific) today through Nov. 21, 2008. The replay number is +1 888 286-8010; international callers may dial +1 617 801-6888. The passcode is 17246542.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services; and guidance for the fiscal first quarter  and full fiscal year 2009. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, and unforeseen changes in the demand for current and new products and technologies.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2008. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Adjusted net income and adjusted net income per share are non-GAAP measures. Each of these measures is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash intangibles amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. A reconciliation between adjusted net income and GAAP net income is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3) Adjusted net income per share as projected for Q109 and full year 2009 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges and non-cash intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $14 million per quarter.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2008	2007	Inc/(Dec)

Orders	$1,438	$1,483	(3)%

Net revenue	$1,481	$1,446	2%

Costs and expenses:
Cost of products and services	651	656	(1)%
Research and development	170	174	(2)%
Selling, general and administrative	408	426	(4)%
Total costs and expenses	1,229	1,256	(2)%

Income from operations	252	190	33%

Interest income	24	36	(33)%
Interest expense	(33)	(23)	43%
Other income (expense), net	14	(2)	800%

Income from operations before taxes	257	201	28%

Provision for taxes	26	21	24%

Net income	$231	$180	28%

Net income per share:
Basic	$0.65	$0.47
Diluted	$0.64	$0.46

Weighted average shares used in computing net income per share:
Basic	355	376
Diluted	362	388

The preliminary income statement is estimated based on our current information.

1

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Twelve Months Ended
	October 31,		Percent
	2008	2007	Inc/(Dec)

Orders	$5,750	$5,441	6%

Net revenue	$5,774	$5,420	7%

Costs and expenses:
Cost of products and services	2,578	2,451	5%
Research and development	704	685	3%
Selling, general and administrative	1,697	1,700	—
Total costs and expenses	4,979	4,836	3%

Income from operations	795	584	36%

Interest income	113	172	(34)%
Interest expense	(123)	(91)	35%
Other income (expense), net	30	5	500%

Income from operations before taxes	815	670	22%

Provision for taxes	122	32	281%

Net income	$693	$638	9%

Net income per share:
Basic	$1.91	$1.62
Diluted	$1.87	$1.57

Weighted average shares used in computing net income per share:
Basic	363	394
Diluted	371	406

The preliminary income statement is estimated based on our current information.

2

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	October 31,	October 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$1,405	$1,826
Short-term investments	24	—
Accounts receivable, net	770	735
Inventory	646	643
Other current assets	363	467
Total current assets	3,208	3,671

Property, plant and equipment, net	824	801
Goodwill	646	558
Other intangible assets, net	228	178
Restricted cash and cash equivalents	1,582	1,615
Long-term investment	206	194
Other assets	743	537
Total assets	$7,437	$7,554

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$308	$323
Employee compensation and benefits	409	432
Deferred revenue	280	249
Income and other taxes payable	128	522
Other accrued liabilities	200	137
Total current liabilities	1,325	1,663

Long-term debt	1,514	1,500
Senior notes	611	587
Retirement and post-retirement benefits	324	141
Other long-term liabilities	1,104	429
Total liabilities	4,878	4,320

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 561 million shares at October 31, 2008 and 551 million shares at October 31, 2007 issued	6	6
Treasury stock at cost; 211 million shares at October 31, 2008 and 181 million shares at October 31, 2007	(7,470)	(6,469)
Additional paid-in capital	7,410	7,117
Retained earnings	2,791	2,172
Accumulated other comprehensive income (loss)	(178)	408
Total stockholders’ equity	2,559	3,234
Total liabilities and stockholders’ equity	$7,437	$7,554

The preliminary balance sheet is estimated based on our current information.

3

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Three Months	Twelve Months
	Ended	Ended
	October 31,	October 31,
	2008	2008
Cash flows from operating activities:
Net income	$231	$693

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	44	201
Share-based compensation	16	82
Deferred taxes	15	58
Excess and obsolete inventory-related charges	6	21
Translation gain from liquidation of a subsidiary	—	(25)
Net loss on sale of investments	—	4
Other	3	9
Changes in assets and liabilities:
Accounts receivable	(60)	(44)
Inventory	28	(10)
Accounts payable	(11)	(21)
Employee compensation and benefits	64	(10)
Income taxes and other taxes payable	5	(66)
Other assets and liabilities	(83)	(136)
Net cash provided by operating activities(a)	258	756

Cash flows from investing activities:
Investments in property, plant and equipment	(44)	(154)
Proceeds from the sale of property, plant and equipment	—	14
Purchase of investments	—	(256)
Proceeds from sale of investments	17	150
Change in restricted cash and cash equivalents, net	—	33
Purchase of minority interest	—	(14)
Acquisition of businesses and intangible assets, net of cash acquired	(1)	(172)
Net cash used in investing activities	(28)	(399)

Cash flows from financing activities:
Net issuance of common stock under employee stock plans	13	211
Proceeds from revolving credit facility	20	510
Repayment of revolving credit facility	(230)	(510)
Long-term debt proceeds	16	16
Treasury stock repurchases	(251)	(1,001)
Net cash used in financing activities	(432)	(774)

Effect of exchange rate movements	(33)	(4)

Net decrease in cash and cash equivalents	(235)	(421)

Cash and cash equivalents at beginning of period	1,640	1,826

Cash and cash equivalents at end of period	$1,405	$1,405

(a) Cash payments included in operating activities:
Restructuring	7	62
Income tax payments	28	209

The preliminary cash flow statement is estimated based on our current information.

4

AGILENT TECHNOLOGIES, INC.

ADJUSTED NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Twelve Months Ended
	October 31,				October 31,
	2008	Diluted EPS	2007	Diluted EPS	2008	Diluted EPS	2007	Diluted EPS

Net income per GAAP	$231	$0.64	$180	$0.46	$693	$1.87	$638	$1.57
Non-GAAP adjustments:
Restructuring and asset impairment	5	0.01	8	0.02	28	0.08	38	0.09
Business disposal and infrastructure reduction costs	—	—	—	—	—	—	14	0.03
Gain on sale of assets	—	—	—	—	—	—	(15)	(0.04)
Excess software amortization	—	—	4	0.01	3	0.01	26	0.07
Intangible amortization	13	0.04	11	0.03	53	0.14	40	0.10
Donation to Agilent Foundation	—	—	—	—	—	—	20	0.05
Net translation gain from liquidation of a subsidiary	—	—	—	—	(11)	(0.03)	—	—
Acceleration of debt issuance costs	—	—	—	—	13	0.04	—	—
In-process R&D	—	—	—	—	2	0.01	—	—
Remeasurement loss for one-time intercompany transaction	—	—	—	—	—	—	4	0.01
Other	3	0.01	4	0.01	8	0.02	11	0.03
Adjustment for taxes	(29)	(0.08)	(29)	(0.07)	(60)	(0.18)	(145)	(0.36)
Adjusted net income	$223	$0.62	$178	$0.46	$729	$1.96	$631	$1.55

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and diluted EPS reconciliation is estimated based on our current information.

5

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

Preliminary

	BAM	EM	Agilent		BAM	EM	BAM	EM
	Q4’08	Q4’08	Q4’08		Q4’07	Q4’07	Q3’08	Q3’08
Numerator:
Adjusted income from operations	$130	$142	$271		$106	$111	$101	$135
Less:
Taxes and Other (income)/expense	28	11	42		31	25	24	21

Segment return	102	131	229	(a)	75	86	77	114

Segment return annualized	$408	$524	$916		$300	$344	$308	$456

Denominator:
Segment assets (b)	$1,577	$2,049	$3,627		$1,307	$2,025	$1,549	$2,090
Less:
Net current liabilities (c)	285	431	717		252	502	250	397
Invested capital	$1,292	$1,618	$2,910		$1,055	$1,523	$1,299	$1,693

Average invested capital	$1,296	$1,656	$2,949		$1,052	$1,551	$1,250	$1,671

ROIC	31%	32%	31%		29%	22%	25%	27%

Historical amounts are reclassified to conform with current period presentation

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a) Agilent return is equal to adjusted net income from operations of $223 million plus net interest expense after tax of $6 million. Please see “Adjusted Net Income and EPS Reconciliations” for a reconciliation of adjusted net income from operations to GAAP income from operations.

(b) Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c) Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor.  ROIC is a tool by which we track how much value we are creating for our shareholders.  Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.

6